 Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Report”) of Ocuphire Pharma, Inc., a Delaware corporation (the “Company”) as filed with the Securities and Exchange Commission, Richard J. Rodgers, as Interim Chief Executive Officer of the Company, and Amy Rabourn, as Senior Vice President of Finance of the Company, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of her knowledge and belief:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard J. Rodgers
Richard J. Rodgers
Interim Chief Executive Officer
(Principal Executive Officer)

/s/ Amy Rabourn
Amy Rabourn
Senior Vice President of Finance
(Principal Financial Officer)

Dated: May 15, 2023